Exhibit 99.1

Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. Announces September 30, 2026 Financial Results and Declares Fourth Quarter 2026 Dividend of $0.42 per Share

BOSTON – November 9, 2026 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced financial results for the third quarter ended September 30, 2026, and that its Board of Directors (the “Board”) has declared a dividend of $0.42 per share for the fourth quarter of 2026.

“We delivered solid third quarter results, including a 10.3% annualized NII yield on equity, and our diversified portfolio of borrowers remains healthy,” said Michael Ewald, Chief Executive Officer of BCSF. “With yields beginning to move higher as floating rate loans reset, and new deals continuing to fund at attractive spreads, we see this environment creating compelling opportunities in the core middle market. Our longstanding and disciplined strategy positions us well to capitalize on them.”

Quarterly Highlights

•
Net investment income (NII) per share was $0.43, equating to an annualized NII yield on book value of 10.3%(1);
•
Net income per share was $0.26, equating to an annualized return on book value of 6.2%(1);
•
Net asset value per share as of September 30, 2026 was $16.49, as compared to $16.65 as of June 30, 2026;
•
Gross and net investment fundings were $121.5 million and $(81.6) million, respectively; ending net debt-to-equity was 1.18x, as compared to 1.22x as of June 30, 2026(2);
•
Investments on non-accrual were relatively stable quarter-over-quarter, representing 3.3% and 2.2% of the total investment portfolio at amortized cost and fair value, respectively, as of September 30, 2026;
•
During the quarter, the Company increased commitments under its senior secured revolving credit facility with Sumitomo Mitsui Banking Corporation as administrative agent (the "Sumitomo Credit Facility") to $955.0 million from $855.0 million; and
•
Subsequent to quarter-end, the Company’s Board of Directors declared a dividend of $0.42 per share for the fourth quarter of 2026 payable to stockholders of record as of December 15, 2026(3).

Selected Financial Highlights

($ in millions, unless otherwise noted)	Q3 2026	Q2 2026
Net investment income per share	$0.43	$0.44
Net investment income	$27.7	$28.6
Earnings per share	$0.26	$0.22
Regular dividends per share declared and payable	$0.42	$0.42

($ in millions, unless otherwise noted)	As of September 30, 2026	As of June 30, 2026
Total fair value of investments	$2,270.3	$2,363.6
Total assets	$2,427.4	$2,620.1
Total net assets	$1,069.8	$1,080.4
Net asset value per share	$16.49	$16.65

Portfolio and Investment Activity

For the three months ended September 30, 2026, the Company invested $121.5 million in 120 portfolio companies, including $47.9 million in 5 new companies and $73.6 million in 115 existing companies. The Company had $203.1 million of principal repayments and sales in the quarter, resulting in net investment fundings of $(81.6) million.

Investment Activity for the Quarter Ended September 30, 2026:

($ in millions)	Q3 2026	Q2 2026
Investment Fundings	$121.5	$182.0
Sales and Repayments	$203.1	$277.2
Net Investment Activity	$(81.6)	$(95.2)

As of September 30, 2026, the Company’s investment portfolio had a fair value of $2,270.3 million, comprised of investments in 215 portfolio companies operating across 30 different industries.

Investment Portfolio at Fair Value as of September 30, 2026:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loan	$1,412.7	62.3%
Second Lien Senior Secured Loan	21.3	0.9
Subordinated Debt	90.6	4.0
Preferred Equity	177.8	7.8
Equity Interest	185.9	8.2
Warrants	0.7	0.0
Investment Vehicles	381.3	16.8
Subordinated Note in ISLP	190.7	8.4
Equity Interest in ISLP	26.7	1.2
Subordinated Note in SLP	162.1	7.1
Preferred and Equity Interest in SLP	1.8	0.1
Total	$2,270.3	100.0%

As of September 30, 2026, the weighted average yield on the investment portfolio at amortized cost and fair value were 11.2% and 10.7%, respectively, as compared to 10.8% and 10.4%, respectively, as of June 30, 2026(4)(5). 94.1% of the Company’s debt investments at fair value were in floating rate securities.

As of September 30, 2026, four portfolio companies were on non-accrual status, representing 3.3% and 2.2% of the total investment portfolio at amortized cost and fair value, respectively.

As of September 30, 2026, ISLP’s investment portfolio had an aggregate fair value of $696.9 million, comprised of investments in 38 portfolio companies operating across 15 different industries. The investment portfolio on a fair value basis was comprised of 93.8% first lien senior secured loans, 0.7% second lien senior secured loans and 5.5% equity interests. 100% of ISLP’s debt investments at fair value were in floating rate securities.

As of September 30, 2026, SLP’s investment portfolio had an aggregate fair value of $1,617.7 million, comprised of investments in 110 portfolio companies operating across 26 different industries. The investment portfolio on a fair value basis was comprised of 99.2% first lien senior secured loans, 0.3% second lien senior secured loans, and 0.5% equity interests. 100.0% of SLP’s debt investments at fair value were in floating rate securities.

Results of Operations

For the three months ended September 30, 2026 and June 30, 2026, total investment income was $59.9 million and $62.3 million, respectively.

Total expenses (before taxes) for the three months ended September 30, 2026 and June 30, 2026 were $31.4 million and $33.0 million, respectively.

Net investment income for the three months ended September 30, 2026 and June 30, 2026 was $27.7 million or $0.43 per share and $28.6 million or $0.44 per share, respectively.

During the three months ended September 30, 2026, the Company had net realized and unrealized losses of $11.0 million.

Net increase in net assets resulting from operations for the three months ended September 30, 2026 was $16.7 million, or $0.26 per share.

Capital and Liquidity

As of September 30, 2026, the Company had total principal debt outstanding of $1,340.0 million, including $68.0 million outstanding in the Company’s Sumitomo Credit Facility, $272.0 million outstanding of the debt issued through

Bain Capital Specialty Finance, Inc.

BCC Middle Market CLO 2019-1 LLC, $300.0 million outstanding in the Company’s senior unsecured notes due October 2026, $350.0 million outstanding in the Company's senior unsecured notes due March 2030, and $350.0 million outstanding in the Company's senior unsecured notes due March 2031.

For the three months ended September 30, 2026, the weighted average interest rate on debt outstanding was 5.0%, as compared to 5.0% for the three months ended June 30, 2026.

As of September 30, 2026, the Company had cash and cash equivalents (including foreign cash) of $28.5 million, restricted cash and cash equivalents of $30.1 million, $16.2 million of unsettled trades, net of receivables and payables of investments, and $887.0 million of capacity under its Sumitomo Credit Facility. As of September 30, 2026, the Company had $435.5 million of undrawn investment commitments.

As of September 30, 2026, the Company’s debt-to-equity and net debt-to-equity ratios were 1.25x and 1.18x, respectively, as compared to 1.41x and 1.22x, respectively, as of June 30, 2026(2).

Endnotes

(1)
Net investment income yields and net income returns are calculated on average net assets, or book value, for the respective periods shown.
(2)
Net debt-to-equity represents principal debt outstanding less cash and cash equivalents and unsettled trades, net of receivables and payables of investments.
(3)
The fourth quarter dividend is payable on December 29, 2026 to stockholders of record as of December 15, 2026.
(4)
The weighted average yield is computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total relevant investments at amortized cost or fair value. The weighted average yield does not represent the total return to our stockholders.
(5)
For non-stated rate income producing investments, computed based on (a) the dividend or interest income earned for the respective trailing twelve months ended on the measurement date, divided by (b) the ending amortized cost or fair value, as applicable. In instances where historical dividend or interest income data is not available or not representative for the trailing twelve months ended, the dividend or interest income is annualized.

Conference Call Information

A conference call to discuss the Company’s financial results will be held live at 10:00 a.m. Eastern Time on November 10, 2026. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalspecialtyfinance.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

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Domestic: 1-800-420-1459
•
International: 1-203-518-9861
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Conference ID: BAIN

All participants will need to reference “Bain Capital Specialty Finance - Third Quarter Ended September 30, 2026 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through November 24, 2026 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

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Domestic: 1-844-512-2921
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International: 1-412-317-6671
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Conference ID: 11162932

Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of	As of
	September 30, 2026	December 31, 2025
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $1,686,467 and $1,891,513, respectively)	$1,682,370	$1,905,297
Non-controlled/affiliate investments (amortized cost of $44,550 and $7,504, respectively)	56,832	18,674
Controlled affiliate investments (amortized cost of $553,204 and $603,650, respectively)	531,132	584,470
Cash and cash equivalents	25,690	23,092
Foreign cash (cost of $2,309 and $2,477, respectively)	2,854	3,151
Restricted cash and cash equivalents	30,110	32,667
Collateral on derivatives	31,781	10,993
Deferred financing costs	5,432	3,543
Interest receivable on investments	36,526	38,023
Interest rate swap	—	7,976
Receivable for sales and paydowns of investments	16,878	28,856
Prepaid insurance	438	489
Unrealized appreciation on forward currency exchange contracts	3,462	—
Dividend receivable	3,866	5,354
Total Assets	$2,427,371	$2,662,585

Liabilities
Debt (net of unamortized debt issuance costs of $14,714 and $10,110, respectively)	$1,300,111	$1,470,796
Interest rate swap	24,873	—
Interest payable	10,502	12,376
Payable for investments purchased	700	2,110
Collateral payable on derivatives	—	12,907
Unrealized depreciation on forward currency exchange contracts	—	9,061
Base management fee payable	8,779	9,408
Incentive fee payable	—	5,877
Accounts payable and accrued expenses	12,580	12,910
Distributions payable	—	9,730
Total Liabilities	1,357,545	1,545,175

Commitments and Contingencies (See Note 10)

Net Assets
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 64,868,507 and 64,868,507 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	65	65
Paid in capital in excess of par value	1,161,110	1,161,110
Total distributable loss	(91,349)	(43,765)
Total Net Assets	1,069,826	1,117,410
Total Liabilities and Total Net Assets	$2,427,371	$2,662,585

Net asset value per share	$16.49	$17.23

See Notes to Consolidated Financial Statements

Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$34,572	$43,677	$111,700	$129,641
Dividend income	841	600	2,114	5,265
PIK income	7,499	7,462	23,735	21,569
Other income	1,154	1,538	4,397	8,529
Total investment income from non-controlled/non-affiliate investments	44,066	53,277	141,946	165,004

Investment income from non-controlled/affiliate investments:
Interest from investments	166	—	204	135
PIK income	395	—	395	30
Other income	26	67	91	109
Total investment income from non-controlled/affiliate investments	587	67	690	274

Investment income from controlled affiliate investments:
Interest from investments	10,270	10,273	27,639	29,228
Dividend income	4,929	3,581	18,097	10,490
PIK income	1	2	3	8
Total investment income from controlled affiliate investments	15,200	13,856	45,739	39,726
Total investment income	59,853	67,200	188,375	205,004

Expenses
Interest and debt financing expenses	20,140	20,310	61,056	60,986
Base management fee	8,778	9,430	26,856	27,755
Incentive fee	—	4,599	6,419	12,267
Professional fees	608	713	1,920	2,141
Directors fees	180	182	540	538
Other general and administrative expenses	1,707	1,965	5,537	6,464
Total expenses, net of fee waivers	31,413	37,199	102,328	110,151
Net investment income before taxes	28,440	30,001	86,047	94,853
Income tax expense, including excise tax	731	801	2,369	2,953
Net investment income	27,709	29,200	83,678	91,900

Net realized and unrealized gains (losses)
Net realized gain (loss) on non-controlled/non-affiliate investments	(10,004)	1,345	(13,412)	(14,780)
Net realized gain (loss) on non-controlled/affiliate investments	(52)	(11,081)	(6,650)	(14,759)
Net realized gain (loss) on controlled affiliate investments	(459)	—	(13,984)	—
Net realized gain (loss) on foreign currency transactions	831	335	8	667
Net realized gain (loss) on forward currency exchange contracts	(2,097)	(1,016)	(8,222)	(4,830)
Net change in unrealized appreciation on foreign currency translation	233	(183)	(129)	1,736
Net change in unrealized appreciation on forward currency exchange contracts	2,763	3,023	12,523	(14,124)
Net change in unrealized appreciation on non-controlled/non-affiliate investments	3,234	(485)	(27,313)	31,015
Net change in unrealized appreciation on non-controlled/affiliate investments	1,649	12,459	10,544	9,214
Net change in unrealized appreciation on controlled affiliate investments	(7,101)	(14,894)	(2,892)	(15,067)
Total net loss	(11,003)	(10,497)	(49,527)	(20,928)

Net increase in net assets resulting from operations	$16,706	$18,703	$34,151	$70,972

Basic and diluted net investment income per share of common stock	$0.43	$0.45	$1.29	$1.42
Basic and diluted increase in net assets resulting from operations per share of common stock	$0.26	$0.29	$0.53	$1.10
Basic and diluted weighted average common stock outstanding	64,868,507	64,868,507	64,868,507	64,805,106

See Notes to Consolidated Financial Statements

Bain Capital Specialty Finance, Inc.

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through September 30, 2026, BCSF has invested approximately $10,238.4 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This press release or the webcast/conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein or on the webcast/conference call. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

Katherine Schneider

Tel. (212) 803-9613

investors@baincapitalbdc.com

Media Contact:

Scott Lessne

Tel. +1 (212) 300-1800

slessne@apcoworldwide.com

Bain Capital Specialty Finance, Inc.